                   Judge: The Honorable Thomas T. Glover
                   Chapter: 11
                   Hearing Location:   Park Place Building
                                       1200 Sixth Avenue
                                       Seattle, Washington
                                       Room 416
                   Confirmation Hearing Date:  January 6, 1997
                   Confirmation Hearing Time:  3:00 PM
                   Objection Date:  December 2, 1996



                            UNITED STATES BANKRUPTCY COURT

                            WESTERN DISTRICT OF WASHINGTON

                                      AT SEATTLE



In re                                  )    Case No.95-00100
                                       )
LAMONTS APPAREL, INC.,                 )
a Delaware corporation, dba            )
LAMONTS, LAMONTS FOR KIDS, fka         )
TEXSTYRENE CORPORATION, a              )    PLAN DOCUMENTARY
Delaware corporation, ARIS             )    SUPPLEMENT TO "DEBTOR'S
CORPORATION, a Delaware                )    AMENDED PLAN OF REORGANIZATION
corporation, LAMONTS                   )    UNDER CHAPTER 11 OF THE
CORPORATION, a Delaware                )    BANKRUPTCY CODE"
corporation, and LAMONTS               )
APPAREL, INC., a Washington            )
corporation,                           )
                                       )
                              Debtor.  )
                                       )
Taxpayer Identification                )
No. 75-2076160                         )
                                       )
Debtor's Former Address:               )
--------------------------
  3650 131st Avenue S.E.               )
  Bellevue, WA  98006                  )
                                       )
Debtor's Current Address:              )
--------------------------
  12413 Willows Road N.E.              )
  Kirkland, WA  98034                  )
________________________________       )

PLAN DOCUMENTARY SUPPLEMENT TO "DEBTOR'S             STUTMAN, TREISTER & GLATT
AMENDED PLAN OF REORGANIZATION UNDER CHAPTER          PROFESSIONAL CORPORATION
11 OF THE BANKRUPTCY CODE"                      3699 WILSHIRE BLVD., SUITE 900
                                                         LOS ANGELES, CA 90010
                                            SPECIAL REORGANIZATION COUNSEL FOR
                                               DEBTOR AND DEBTOR IN POSSESSION

          This Plan Documentary Supplement is filed by Lamonts Apparel, Inc., a Delaware corporation, debtor and debtor in possession, in conjunction with the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Plan"). Attached hereto are the forms of certain documents referred to in the Plan. All documents attached to this Plan Documentary Supplement are incorporated into and made a part of the Plan as though set forth in full therein.

DATED:  October 23, 1996               LAMONTS APPAREL, INC.,
                                       a Delaware corporation



                                       By /s/Loren R. Rothschild
                                          ---------------------------------
                                             LOREN R. ROTHSCHILD
                                             Vice-Chairman of the
                                             Board of Directors

SUBMITTED BY:

/s/ Jeffrey Davidson
-----------------------------------
JEFFREY H. DAVIDSON and
MICHAEL H. GOLDSTEIN, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Special Reorganization Counsel
for Debtor and Debtor in Possession

        -and-


/s/ Richard J. Hyatt
----------------------------------
RICHARD J. HYATT (WSBA No. 14048)
RYAN SWANSON & CLEVELAND
1201 Third Avenue, Suite 3400
Seattle, WA  98101   (206) 464-4224
Counsel for Debtor and
Debtor in Possession





PLAN DOCUMENTARY SUPPLEMENT TO "DEBTOR'S             STUTMAN, TREISTER & GLATT
AMENDED PLAN OF REORGANIZATION UNDER CHAPTER          PROFESSIONAL CORPORATION
11 OF THE BANKRUPTCY CODE"                      3699 WILSHIRE BLVD., SUITE 900
                                                         LOS ANGELES, CA 90010
                                            SPECIAL REORGANIZATION COUNSEL FOR
                                               DEBTOR AND DEBTOR IN POSSESSION

                                  TABLE OF CONTENTS

        DOCUMENT                                                     TAB
        --------                                                     ---
Amended and Restated Certificate of Incorporation                     1

Amended and Restated Bylaws                                           2

New Warrant Agreement                                                 3

Form of New Warrant Certificate                                       4

Form of New Common Stock Certificate                                  5

Grant of Registration Rights                                          6

Employee Stock Option Plan                                            7

Gordian Warrant Agreement                                             8




PLAN DOCUMENTARY SUPPLEMENT TO "DEBTOR'S               STUTMAN, TREISTER & GLATT
AMENDED PLAN OF REORGANIZATION UNDER CHAPTER            PROFESSIONAL CORPORATION
11 OF THE BANKRUPTCY CODE"                        3699 WILSHIRE BLVD., SUITE 900
                                                          LOS ANGELES, CA  90010
                                              SPECIAL REORGANIZATION COUNSEL FOR
                                                 DEBTOR AND DEBTOR IN POSSESSION

                                     TAB 1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                 SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LAMONTS APPAREL, INC.


                 Under Sections 242, 245 and 303 of the General
                    Corporation Law of the State of Delaware

          The undersigned being the [            ] of Lamonts Apparel, Inc. (the
"Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

          FIRST: The name of the corporation is Lamonts Apparel, Inc. The date of the filing of the Corporation's original Certificate of Incorporation was December 12, 1985; and the date of the filing of the Corporation's Restated Certificate of Incorporation was October 30, 1992. The Corporation was originally incorporated under the name of Texstyrene Corporation.

          SECOND: This Restated Certificate of Incorporation, which amends and restates the Corporation's Certificate of Incorporation, is being filed in
connection with the Corporation's plan of reorganization dated [          ] (as
such plan may be amended from time to time, the "Plan of Reorganization") and was duly adopted in accordance with the provisions of 242, 245 and 303 of the General Corporation Law of the State of Delaware ("GLC"). The Plan of
Reorganization was confirmed on [            ], by the United States Bankruptcy
Court for the Western District of Washington at Seattle.

          THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

                                    ARTICLE I

          The name of the Corporation is Lamonts Apparel, Inc. (hereinafter the "Corporation").

                                   ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GLC.

                                   ARTICLE IV

          The total number of shares of stock which the Corporation shall have authority to issue is 50 million, consisting of 40 million shares of common stock, each having a par value of $.01 per share (the "Common Stock"), and 10 million shares of preferred stock, each having a par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock, or any series thereof, shall be established by resolution of the Board of Directors pursuant to Section 151 of the GCL.

                                   ARTICLE V

          The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the effective date of the Plan of Reorganization; PROVIDED, that this Article V: (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation; and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                   ARTICLE VI

          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4) No director of the Corporation serving on or after January 6, 1995 shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of

          Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                   ARTICLE VII

          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE VIII

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed in its corporate name this ____________ day of ___________, 1996.



                         ---------------------------
                         [Name]
                         [Title]

                                      TAB 2

                           AMENDED AND RESTATED BYLAWS

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              LAMONTS APPAREL, INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I


                                     OFFICES
                                     -------

          SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

          SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law, Special Meetings of Stockholders, for any purpose or purposes, shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of (i) a majority of the Board of Directors or (ii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          SECTION 4. QUORUM. Except as otherwise provided by law, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          SECTION 5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          SECTION 6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any Annual or Special Meeting of

Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          SECTION 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                   ARTICLE III


                                    DIRECTORS


          SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.


          SECTION 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          SECTION 3. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          SECTION 4. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          SECTION 5. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 6. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 7. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          SECTION 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

          SECTION 9. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.



                                    ARTICLE IV


                                     OFFICERS


          SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          SECTION 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          SECTION 5. PRESIDENT. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.
In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          SECTION 6. VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 9. ASSISTANT SECRETARIES. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          SECTION 10. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 11. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                    ARTICLE V


                                      STOCK


          SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          SECTION 2. SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI


                                     NOTICES


          SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VII


                               GENERAL PROVISIONS


          SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII


                                 INDEMNIFICATION


          SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any Eligible Indemnitee (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "Eligible Indemnitee" means any person who is or was a director or officer of the Corporation on or after January 6, 1995.

          SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Eligible Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Eligible Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that an Eligible Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

          SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Eligible Indemnitee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Eligible Indemnitee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under
Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by an Eligible Indemnitee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

          SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX


                                   AMENDMENTS


          SECTION 1. AMENDMENTS. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

          SECTION 2. ENTIRE BOARD OF DIRECTORS. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                     TAB 3

                             NEW WARRANT AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                WARRANT AGREEMENT

                                     BETWEEN

                              LAMONTS APPAREL, INC.

                                       AND

                           _________________________,
                                as Warrant Agent








                         Dated as of ____________, 199_





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES . . . . . . . . . . . 4
     Section 2.1  Form of Warrant Certificates . . . . . . . . . . . . . . . . 4
     Section 2.2  Execution of Warrant Certificates. . . . . . . . . . . . . . 4
     Section 2.3  Issuance of Warrant Certificates . . . . . . . . . . . . . . 5
     Section 2.4  Transfer and Exchange of Warrant Certificates. . . . . . . . 5
     Section 2.5  Lost, Stolen, Mutilated or Destroyed Warrant Certificates. . 6

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

EXERCISE PRICE AND EXERCISE OF WARRANTS. . . . . . . . . . . . . . . . . . . . 6
     Section 3.1  Exercise Price . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.2  Registration of Warrant Shares . . . . . . . . . . . . . . . 6
     Section 3.3  Exercise of Warrants . . . . . . . . . . . . . . . . . . . . 7
     Section 3.4  Issuance of Warrant Shares . . . . . . . . . . . . . . . . . 8
     Section 3.5  Certificates for Unexercised Warrants. . . . . . . . . . . . 8
     Section 3.6  Reservation of Warrant Shares. . . . . . . . . . . . . . . . 9
     Section 3.7  No Impairment. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 3.8  Disposition of Proceeds. . . . . . . . . . . . . . . . . . . 9
     Section 3.9  Payment of Taxes and Charges . . . . . . . . . . . . . . . . 9

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE OF ADDITIONAL SECURITIES . . . . .10
     Section 4.1  Adjustment of Exercise Price . . . . . . . . . . . . . . . .10
     Section 4.2  Sales of Certain Securities. . . . . . . . . . . . . . . . .11
     Section 4.3  No Adjustments to Exercise Price . . . . . . . . . . . . . .13
     Section 4.4  Adjustment of Number of Shares . . . . . . . . . . . . . . .13
     Section 4.5  Reorganizations. . . . . . . . . . . . . . . . . . . . . . .13
     Section 4.6  Intentionally Omitted. . . . . . . . . . . . . . . . . . . .14
     Section 4.7  Intentionally Omitted. . . . . . . . . . . . . . . . . . . .14
     Section 4.8  Notice of Certain Actions. . . . . . . . . . . . . . . . . .14
     Section 4.9  Certificate of Adjustments . . . . . . . . . . . . . . . . .14
     Section 4.10 Warrant Certificate Amendments . . . . . . . . . . . . . . .15


                                      (ii)

     Section 4.11  Fractional Shares . . . . . . . . . . . . . . . . . . . . .15

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF WARRANT
     CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Section 5.1  Split Up, Combination, Exchange and Transfer of Warrant
          Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Section 5.2  Cancellation of Warrant Certificates . . . . . . . . . . . .16

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

PROVISIONS CONCERNING THE WARRANT AGENT. . . . . . . . . . . . . . . . . . . .16
     Section 6.1  Resignation or Removal of Warrant Agent. . . . . . . . . . .16
     Section 6.2  Notice of Appointment. . . . . . . . . . . . . . . . . . . .17
     Section 6.3  Merger of Warrant Agent. . . . . . . . . . . . . . . . . . .17
     Section 6.4  Company Responsibilities . . . . . . . . . . . . . . . . . .17
     Section 6.5  Certification for the Benefit of Warrant Agent . . . . . . .17
     Section 6.6  Liability of Warrant Agent . . . . . . . . . . . . . . . . .18
     Section 6.7  Use of Attorneys, Agents and Employees . . . . . . . . . . .18
     Section 6.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . .18
     Section 6.9  Acceptance of Agency . . . . . . . . . . . . . . . . . . . .19
     Section 6.10 Conflict of Interest . . . . . . . . . . . . . . . . . . . .19

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 7.1  Changes to Agreement . . . . . . . . . . . . . . . . . . . .19
     Section 7.2  Assignment . . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 7.3  Successor to Company . . . . . . . . . . . . . . . . . . . .19
     Section 7.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 7.5  Defects in Notice. . . . . . . . . . . . . . . . . . . . . .21
     Section 7.6  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .21
     Section 7.7  Standing . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 7.8  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 7.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 7.10 Availability of the Agreement. . . . . . . . . . . . . . . .21
     Section 7.11 Entire Agreement . . . . . . . . . . . . . . . . . . . . . .21
     Section 7.12 Rights of Warrant Holders. . . . . . . . . . . . . . . . . .22


                                      (iii)

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (the "Agreement") is made as of ________________, 199_ between LAMONTS APPAREL, INC., a Delaware corporation (as reorganized pursuant to Chapter 11, Title 11 of the United States Code) (the "Company"), and the Warrant Agent (as defined herein).

                                WITNESSETH THAT:

     WHEREAS, pursuant to a Plan of Reorganization of the Company (the "Plan"), and a confirmation order confirming the Plan issued by the United States Bankruptcy Court for the Western District of Washington, the Company proposes to issue and deliver Warrant Certificates evidencing Warrants (each, as defined herein) to acquire up to an aggregate of 3,003,557 shares, subject to adjustment, of Common Stock (as defined herein);

     WHEREAS, the Company desires the Warrant Agent to act, and the Warrant Agent is willing to act, on behalf of the Company in connection with the issuance, exchange, transfer, substitution and exercise of Warrants; and

     WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

     NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings (all terms defined herein in the singular are to have the correlative meanings when used in the plural and vice versa):

     "AFFILIATE" means, with respect to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing.

     "AGGREGATE EQUITY TRADING VALUE" means, as of any date, the product of (a) either (i) if the Common Stock is listed on any national securities exchange or quoted on a national quotation system, the average of the daily Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding such date, or (ii) if the Common Stock is not so listed or quoted, the fair market value per share of the Common Stock determined in good faith by the Company's Board of Directors as of a date within 30 days of such date, multiplied by
(b) the total number of issued and outstanding shares of Common Stock as of such date (assuming for purposes of determining such number of shares the exercise in full of all in-the-money options outstanding on such date to purchase shares of Common Stock and, for purposes of determining whether the Class B Initial Exercise Date has occurred, the exercise of all Class B Warrants which are exercisable as of such date).

     "CLASS A INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty Million Dollars ($20,000,000.00).

     "CLASS B INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty-Five Million Dollars ($25,000,000.00).

     "CLASS A WARRANTS" means the Class A Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

     "CLASS B WARRANTS" means the Class B Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

     "CLOSING PRICE" means, for any date, the last sale price reported in the WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed if that is the principal market for the Common Stock or, if not listed on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the average of the closing high bid and low asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any, or if the Common Stock is not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company.

     "COMMON STOCK" means the Common Stock of the Company, par value $.01 per share.

     "COMPANY ORDER" means a written order from the Company executed by an officer of the Company regarding the issuance and delivery of Warrant Certificates.

     "DATE OF EXERCISE" means, with respect to any Warrant, the date on which such Warrant is exercised.

     "EXPIRATION DATE" means __________, 200_ [10 years following the Effective Date].

     "OFFICERS' CERTIFICATE" means a certificate signed by any two of the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, an Assistant Secretary or the Controller of the Company.

     "PERSON" means any natural person, corporation, partnership, trust, joint venture, limited liability company, or any other entity or organization.

     "RESTRICTED SECURITIES" means the Warrants issued to any Affiliate of the Company on the date hereof and any Warrant Shares which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) have been otherwise transferred without registration under the Securities Act pursuant to an exemption from the registration requirements of the Securities Act and if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Warrant Agent has delivered new Warrant Certificates not bearing the legend prescribed by Section 2.4 hereof.

     "SECURITIES ACT" means the Securities Act of 1993, as amended from time to time, or any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "TRADING DAYS" means, with respect to the Common Stock (i) if the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     "WARRANT AGENT" means ____________________ or any successor Warrant Agent appointed pursuant to Section 6.2 hereof.

     "WARRANT AGENT'S OFFICE" means, for so long as ______________ shall be the Warrant Agent, the principal business address of __________________________ as specified in Section 7.4 and, thereafter, the office or agency maintained by the successor Warrant Agent in the Borough of Manhattan, New York, New York or the principal office of the successor Warrant Agent.

     "WARRANT CERTIFICATES" means the certificates representing the Warrants.

     "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of any Warrant.

     "WARRANTS" means, collectively, the Class A Warrants and Class B Warrants.


                                   ARTICLE II

            ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

     Section 2.1 FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be issued in registered form only and shall be substantially in the form of EXHIBIT A attached hereto. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Warrant Agent without the consent of the Warrant Agent or the Company without the consent of the Company. Each Warrant shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Exercise Price (as defined in Section 3.1), subject to adjustment pursuant to the provisions of Article IV hereof.

     Section 2.2 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificate may be countersigned by the Warrant Agent, and issued and delivered to the person entitled to receive the Warrant represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     Section 2.3 ISSUANCE OF WARRANT CERTIFICATES. Upon receipt of a written Company Order, the Warrant Agent shall within five (5) business days complete and countersign Warrant Certificates representing the total number of Warrants to be issued and shall thereafter deliver such Warrant Certificates in accordance with such Company Order. The Warrant Agent shall maintain books (the "Warrant Register") for the registration of Warrant Certificates and the registration of transfers of Warrant Certificates.

     Section 2.4  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES.

          (a) Warrant Certificates evidencing Restricted Securities and only such Warrant Certificates will bear a legend in substantially the following form:

          NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR
          (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities shall, upon request of the Company, deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend.

          (c) Subject to paragraph (a) above, the Warrant Agent shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender at the Warrant Agent's Office of Warrant Certificates accompanies by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered Warrant holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be countersigned by the Warrant Agent and issued to the transferee and the surrendered Warrant Certificate shall promptly be canceled by the Warrant Agent. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed by the registered holders, at the Warrant Agent's Office, with written instructions, for other Warrant Certificates countersigned by the Warrant Agent representing in the aggregate a like number of Warrants. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

     Section 2.5 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a substitute Warrant Certificate, but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested by either the Company or the Warrant Agent, all satisfactory to the Company and the Warrant Agent.
Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                                   ARTICLE III

                     EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 3.1 EXERCISE PRICE. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof subject to the provisions thereof and of this Agreement, to purchase from the Company at any time after (a) in the case of the Class A Warrants, the opening of business on the Class A Initial Exercise Date and (b) in the case of the Class B Warrants, the opening of business on the Class B Initial Exercise Date, and in each case before 5:00 p.m., New York time, on the Expiration Date, one share of Common Stock for each of the Warrants specified therein, at a purchase price of $0.01 per share (the "Exercise Price") or such adjusted number of shares at such adjusted exercise price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full in accordance with Section 3.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one Warrant Share pursuant to the Warrant Certificates reflecting all appropriate adjustments made in accordance with the provisions of
Article IV hereof.

     Section 3.2 REGISTRATION OF WARRANT SHARES. The Company shall secure the effective registration of the Warrants and the Warrant Shares under the Securities Act and applicable state laws and maintain such registration or qualification in effect, all in accordance with and to the extent required by the Registration Rights Grant adopted pursuant to the Plan. Promptly after a registration statement under the Securities Act covering the Warrants has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrants to be mailed to the Warrant Agent.

     Section 3.3    EXERCISE OF WARRANTS.

          (a) Commencing (i) in the case of the Class A Warrants, at the opening of business on the Class A Initial Exercise Date and (ii) in the case of the Class B Warrants, at the opening of business on the Class B Initial Exercise Date, Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the Warrant Agent's Office with the Election to Purchase form set forth on the reverse of the Warrant Certificate duly completed and executed by the registered holder thereof or his attorney duly authorized in writing, accompanied by payment in full, as set forth below, to the Warrant Agent for the account of the Company the Exercise Price for each share of Common Stock as to which Warrants are exercised and any taxes that the registered holder is required to pay as set forth in Section 3.9. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock, duly endorsed, having an aggregate Fair Market Value (as defined in Section 4.1(d)) equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or (iii) by any combination of (i) and (ii). In the alternative, the holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the Date of Exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate. A registered Warrant holder may exercise all or any number of whole Warrants represented by a Warrant Certificate.

          (b) Upon receiving notice that any Warrants are to be exercised, the Warrant Agent will promptly provide a notice of exercise to the Company (the "Exercise Notice"). The Exercise Notice shall set forth the name of the registered holder, the number of Warrants to be exercised, the number of shares to be issued, the Date of Exercise, the method of payment and the Warrant Certificate number. Promptly following the receipt by the Company of an Exercise Notice, the Company shall provide to the Warrant Agent, in the event that shares of Common Stock are surrendered in payment of the Exercise Price, with the aggregate Fair Market Value with respect to such shares of Common Stock. If, upon exercise of any Warrants, shares of Common Stock are surrendered to the Warrant Agent, the Warrant Agent shall promptly deliver such shares of Common Stock to the Company. If, upon exercise of any Warrants, shares of Common Stock are surrendered in an amount in excess of the amount to be applied to the Exercise Price of Warrants exercised, then the Warrant Agent shall so notify the Company and the Company shall deliver the amount of such excess in the form of shares of Common Stock to the holder.

          (c) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the due surrender for exercise of the Warrant Certificate and payment to the Warrant Agent for the account of the Company of the Exercise Price and any applicable taxes that the registered holder is required to pay as set forth in Section 3.9. Each Person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares at the close of business on the date on which the Warrant Certificate was duly surrendered to the Warrant Agent and payment of the Exercise Price and any such applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the Expiration Date).

          (d) The Warrant Agent may deem and treat the person named as the registered holder on the face of any Warrant as the true and lawful owner thereof for all purposes. If the Warrant Agent is instructed to deliver shares upon the exercise of Warrants or to deliver a Warrant Certificate representing unexercised Warrants, in either case registered in a name or names other than the name or names in which a Warrant Certificate tendered in connection with such exercise is registered, the Warrant Agent may require such documents, and such evidence of payment of applicable transfer taxes, as it may deem necessary to enable it to carry out the instructions of the bearer.

     Section 3.4 ISSUANCE OF WARRANT SHARES. As soon as practicable and no later than ten (10) business days after the Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue a certificate or certificates for the number of full Warrant Shares to which the holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash, as provided in Section 4.11 hereof, in respect of any fractional share. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, security interests and charges created by the Company in respect of the issuance thereof.

     Section 3.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within ten (10) Business days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other Person as shall be designated in the Election to Purchase, a new Warrant Certificate representing the number of Warrants not exercised.

     Section 3.6 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     Section 3.7 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, stock split, stock dividend or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Warrant holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) from time to time take all such action as may be reasonably necessary to assure that the par value of the Common Stock is at all times equal to or less than the Exercise Price (including without limitation approving and submitting to the stockholders of the Company for approval an amendment to the Company's Restated Certificate of Incorporation to reduce such par value), (c) take all such action as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (d) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants.

     Section 3.8 DISPOSITION OF PROCEEDS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall concurrently deliver to the Company all funds (after payment of the Warrant Agent's fees and expenses as provided herein) and deliver to the Company for cancellation all shares of Common Stock applied to the purchase of Warrant Shares upon exercise of Warrants.

     Section 3.9 PAYMENT OF TAXES AND CHARGES. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Warrant Shares upon the exercise of any Warrants, provided, however, any additional transfer taxes in connection with the issuance of Warrant Certificates or Certificates for Warrant Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not issue or deliver any Warrant Certificate or Certificates for Warrant Shares and the Warrant Agent shall not be required to deliver any Warrant Certificates or Warrant Shares until such taxes shall have been paid or it has been established to the Company's and the Warrant

Agent's satisfaction that no tax is due. The Warrant Agent shall have no duty to determine if any tax is due.

                                   ARTICLE IV

                  ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE
                            OF ADDITIONAL SECURITIES

     Section 4.1 ADJUSTMENT OF EXERCISE PRICE. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock or any class thereof, (ii) subdivide or reclassify the outstanding shares of Common Stock or any class thereof into a greater number of shares, or
(iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

          (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Fair Market Value on such record date the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 4.1(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 4.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Fair Market Value per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation under Section 4.1(b) or 4.1(c) hereof, the "Fair Market Value" per share at any date (the "Computation Date") shall be as follows: (i) if the Common Stock is listed on a national securities exchange or quoted on a national quotation system, the Current Market Price, which shall be deemed to be the average of the Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding the Computation Date; PROVIDED, HOWEVER, that if there shall have occurred prior to the Computation Date any event described in Section 4.1(a), 4.1(b) or 4.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 5-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Fair Market Value may be minimized or (ii) if there is no public market for Common Stock, the fair market value per share of Common Stock as determined in good faith by the Company's Board of Directors.

     Section 4.2  SALES OF CERTAIN SECURITIES.

          (a) In case the Company shall on or after the date hereof issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding Excluded Securities, as defined in Subsection 4.2(b) below) to any Affiliate, officer, director or employee of the Company at a price per share less than the Closing Price of a share of Common Stock on the date of such issuance, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock the Aggregate Consideration Receivable (as defined in Subsection 4.2(d) below) would purchase at the Closing Price per share on such date, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock sold or offered for subscription or purchase. Such adjustment shall be made successively whenever such issuance shall occur. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.


          (b) "Excluded Securities" means (i) rights, options, warrants, or convertible or exchangeable securities issued in any of the transactions described in Section 4.1(b), 4.1(c) and 4.5 hereof, (ii) shares of Common Stock issuable upon exercise of the Warrants; (iii) shares of Common Stock issuable upon exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable securities issued or sold under circumstances causing an adjustment pursuant to this Section 4.2, and (iv) options to purchase up to 1,000,000 shares of Common Stock of the Company that are issued to employees and directors of the Company and its subsidiaries pursuant to the Lamonts Apparel, Inc. 1996 Stock Option Plan.

          (c) The price per share of Common Stock referred to in Subsection 4.2(a) above shall be determined by dividing (i) the Aggregate Consideration Receivable in respect of the Common Stock, rights, options, warrants or convertible or exchangeable securities issued, by (ii) the total number of shares of Common Stock issued or covered by such rights, options, warrants or convertible or exchangeable securities.

          (d) "Aggregate Consideration Receivable" means the aggregate amount paid to the Company for the Common Stock, rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be payable for the shares of Common Stock covered thereby.

          (e) In case the Company shall sell and issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property (other than cash) or services or its equivalent, then in determining the "price per share of Common Stock" referred to in Sections 4.2(a) and 4.2(c) above and the "Aggregate Consideration Receivable" referred to in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(d) above, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair value of said property.

     Section 4.3 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price in accordance with the provisions of Section 4.1(a), 4.1(b) or 4.1(c) or Section 4.2(a) hereof need be made unless such adjustment would amount to a change of at least .5% in such Exercise Price of the Warrant Certificates; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

     Section 4.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to Subsection 4.1(a), (b) or (c) or Subsection 4.2(a) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     Section 4.5 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant was fully exercisable and had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     Section 4.6 INTENTIONALLY OMITTED.

     Section 4.7 INTENTIONALLY OMITTED.


     Section 4.8  NOTICE OF CERTAIN ACTIONS.  In the event the Company shall:

          (a) declare any dividend payable in stock to the holders of the Common Stock or make any other distribution in property other than cash to the holders of the Common Stock;

          (b) offer to the holders of the Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

          (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall mail notice of such proposed action to the Warrant Agent at least thirty (30) days prior to such action and shall cause the Warrant Agent to mail such notice to each registered holder of a Warrant Certificate. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice to the Warrant Agent shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 4.8, at least fifteen (15) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by paragraph (c) of this
Section 4.8, at least fifteen (15) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

     Section 4.9 CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare an Officers' Certificate setting forth such adjustment to be mailed to the Warrant Agent, to each other transfer agent for the Common Stock and to each registered holder of a Warrant Certificate at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment,
(ii) the computation of any adjustments, and (iii) the Exercise Price and the number of Warrant Shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. With respect to adjustments made pursuant to Section 4.2(a) hereof, such notice shall be made as soon as practicable thereafter. The Warrant Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

     Section 4.10 WARRANT CERTIFICATE AMENDMENTS. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrant Certificates and deliver the same to the Warrant Agent in substitution for existing Warrant Certificates.

     Section 4.11 FRACTIONAL SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article IV to the Exercise Price or number of Warrant Shares purchasable under each Warrant or otherwise. If more than one Warrant is exercised at one time by the same registered holder, the number of full Warrant Shares which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a Warrant Share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment to the registered holders of the Warrants in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a Warrant Share, as determined by the Company on the basis of the Closing Price per share of Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional Warrant Share upon exercise of the Warrants. All calculations under this Section 4.11 shall be made to the nearest hundredth of a share.


                                    ARTICLE V

                 SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND
                      CANCELLATION OF WARRANT CERTIFICATES

     Section 5.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates of the same type representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at the Warrant Agent's Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfers of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at the Warrant Agent's Office with the form of Assignment thereon duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

     Section 5.2 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in
Section 3.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.


                                   ARTICLE VI

                     PROVISIONS CONCERNING THE WARRANT AGENT


     Section 6.1 RESIGNATION OR REMOVAL OF WARRANT AGENT. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least thirty (30) days prior notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein. If for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

     Section 6.2 NOTICE OF APPOINTMENT. Not later than five (5) business days prior to the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

     Section 6.3 MERGER OF WARRANT AGENT. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificate in its own name.

     Section 6.4  COMPANY RESPONSIBILITIES.  The Company agrees that it shall
(i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all reasonable expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash or taxes due pursuant to this Agreement; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. In no case shall the Warrant Agent be required to advance its own funds for any purpose under this Agreement.

     Section 6.5 CERTIFICATION FOR THE BENEFIT OF WARRANT AGENT. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the President, a Vice President, the Secretary, Assistant Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be conclusively relied upon by the Warrant Agent for any action or refusal to act taken or suffered in good faith by it under the provisions of this Agreement, without further investigation; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable including, without limitation, an opinion of counsel to the Company. In addition, the Warrant Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization to the Warrant Agent in respect of any action taken or omitted to be taken in good faith, in reliance on such opinion.

     Section 6.6 LIABILITY OF WARRANT AGENT. The Warrant Agent shall be liable hereunder solely for direct damages resulting from its own gross negligence, bad faith or wilful misconduct provided, further, that the Warrant Agent shall not be liable for any special or consequential damages in connection with any liability hereunder. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery thereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Warrant Shares or other securities will when issued be validly authorized and issued and fully paid and non-assessable.

     Section 6.7 USE OF ATTORNEYS, AGENTS AND EMPLOYEES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

     Section 6.8 INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such party.

     Section 6.9 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

     Section 6.10 CONFLICT OF INTEREST. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS


     Section 7.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, and the Warrant Agent, together, with the written consent of the registered holder or holders of at least 50% of the outstanding Warrants may amend or supplement this Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates. The Warrant Agent may conclusively rely on a certificate of the Company regarding any such changes.

     Section 7.2 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 7.3 SUCCESSOR TO COMPANY. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 7.4 NOTICES. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

               Lamonts Apparel, Inc.
               12413 Willows Road N.E.
               Kirkland, WA 98034
               Attention: Ms. Debbie Brownfeld

     With a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               300 South Grand Avenue
               Los Angeles, CA 90071
               Attention: Michael A. Woronoff, Esq.


Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

               __________________
               __________________
               __________________

     With a copy to:

               __________________

               __________________
               __________________


Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, three (3) days after mailing if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 7.5 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 4.1 or Section 4.2 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section 7.6 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

     Section 7.7 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

     Section 7.8 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 7.10 AVAILABILITY OF THE AGREEMENT. The Company shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 7.4 hereof.

     Section 7.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     Section 7.12 RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.


                  [Remainder of page intentionally left blank]

                  WARRANT AGREEMENT COUNTERPART SIGNATURE PAGE


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.


                              LAMONTS APPAREL, INC.


                              By: _____________________________
                                  Name:
                                  Title:



                              ________________________________,
                              as Warrant Agent



                              By: _____________________________
                                    Name:
                                    Title:

                                     TAB 4

                        FORM OF NEW WARRANT CERTIFICATE

                                    EXHIBIT A

                                     FORM OF

                        CLASS [A] [B] WARRANT CERTIFICATE

   NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR
      THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
    OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY
        NOT BE SOLD  OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION
          STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE
       SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN
       EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
                    AND ANY APPLICABLE STATE SECURITIES LAWS.

NO. W [A][B]-_____

              CERTIFICATE FOR________________CLASS [A][B] WARRANTS

                        NOT EXERCISABLE AFTER 5:00 P.M.,
     NEW YORK CITY TIME, ON ______, 200_ [10 YEARS FOLLOWING EFFECTIVE DATE]

                              LAMONTS APPAREL, INC.

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that ___________________________________ or its registered assigns is the registered holder (the "Registered Holder") of__________________ Class [A][B] Warrants, each of which represents the right to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Lamonts Apparel, Inc., a Delaware corporation (the "Company"), at an initial exercise price (the "Exercise Price") equal to $.01 per share, at the times provided in the Warrant Agreement (as hereinafter defined), by surrendering this Warrant Certificate, with the ELECTION TO PURCHASE on the reverse hereof duly executed, at the principal office of _____________ or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), at ______________________, and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price may be made at the option of the holder hereof by (i) cash, certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock having an aggregate Fair Market Value equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or
(iii) by any combination of (i) and (ii). In the alternative, the Registered Holder may exercise its right to purchase some or all of the Warrant Shares subject to Warrant Certificate, on a net basis, such that, without the exchange of any funds, the Registered Holder receives that number of Warrant Shares subscribed to pursuant to this Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to this Warrant Certificate.

     No Warrant may be exercised after 5:00 P.M., New York City time, on _________, 200_ (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the Warrant Agent's Office with the ASSIGNMENT on the reverse hereof. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the Warrant Agent's Office as set forth in the Warrant Agreement. Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ______, 199_ between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. All capitalized terms not defined herein shall have the meaning set forth in the Warrant Agreement.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.


                                   LAMONTS APPAREL, INC.


                                   By:
                                      ------------------------------
                                     Name:
                                     Title:

Seal                               Attest:


                                   ---------------------------------
                                   Assistant Secretary

Countersigned:                     _______________________________,
                                   as Warrant Agent


Dated:                             By:
                                      ------------------------------
                                      Authorized Signature

                          FORM OF ELECTION TO PURCHASE


     The undersigned hereby irrevocably elects to exercise ________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

at______________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

     In full payment of the exercise price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ by (i) $______ in cash, certified check or wire transfer in same day funds, (ii) surrender to the Warrant Agent of certificate no(s) ____________ representing ______ shares of Common Stock duly endorsed to the Warrant Agent,
(iii) a combination of (i) an (ii) or (iv) exercising the Warrants exercised on a net basis such that the number of shares of Common Stock otherwise receivable by the Registered Holder pursuant to the Warrants exercised shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value equal to the exercise price with respect to the Warrants exercised.


Date: ______________, 19__         ________________________________________
                                                    Signature

                                        (Signature must conform in all
                                          respects to name of holder
                                          as specified on the face of
                                          the Warrant Certificate.)

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


NAME OF ASSIGNEE                ADDRESS                   NO. OF WARRANTS
----------------                -------                   ---------------





and does hereby irrevocably constitute and appoint__________________________, Attorney, to make such transfer on the books of Lamonts Apparel, Inc. maintained for that purpose, with full power of substitution in the premises.

Date: ______________, 19__              ___________________________________

                                                  Signature

                                        (Signature must conform in all
                                          respects to name of holder
                                          as specified on the face of
                                          the Warrant Certificate.)

                                       TAB 5

                           FORM OF NEW STOCK CERTIFICATE

                                   [CERTIFICATE]


                                INCORPORATED UNDER THE
                            LAWS OF THE STATE OF DELAWARE




     COMMON STOCK                                                                 COMMON STOCK
       NUMBER                                                                        SHARES
[ LA                              ]           LAMONTS APPAREL, INC.            [                     ]


  THIS CERTIFICATE IS TRANSFERABLE                                             CUSIP
IN DALLAS, TEXAS; CLEVELAND, OHIO;                                             SEE REVERSE FOR CERTAIN LEGENDS
   AND NEW YORK, NEW YORK                                                         AND DEFINITIONS



         THIS CERTIFIES THAT





         Is the owner of

                         FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $.01 PER SHARE, OF THE COMMON STOCK OF
Lamonts Apparel, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile signatures of the duly authorized Officers of the Corporation.




Dated                                                                         Countersigned and Registered
                                                                                       KEYCORP SHAREHOLDER SERVICES, INC.
                                                                                                           TRANSFER AGENT
                                                                                                           AND REGISTAR


                                                                              BY

CHAIRMAN OF THE BOARD                               SECRETARY                                            AUTHORIZED SIGNATURE


     THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF TWO CLASSES, COMMON STOCK AND PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.





      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIP GIFT MIN ACT- _______Custodian________
TEN ENT - as tenants by the entireties                            (Cust)           (Minor)
JT TEN  - as joint tenants with right of                   under Uniform Gifts to Minors
          survivorship and not as tenants                  Act ______________________
          in common                                                    State

    Additional abbreviations may also be used though not in the above list.


    For Value Received,               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------



-------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------------------------------ Shares
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________________

_______________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     ---------------------------------





                             --------------------------------------------------
                             NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

                                    TAB 6

                         GRANT OF REGISTRATION RIGHTS

                          GRANT OF REGISTRATION RIGHTS


     Lamonts Apparel, Inc., a Delaware corporation as reorganized pursuant to Chapter 11, Title 11 of the United States Code (the "Company"), hereby grants to each Holder (as hereinafter defined), effective as of the Effective Date (as defined in the Plan of Reorganization of the Company (the "Plan"), as confirmed by order of the United States Bankruptcy Court for the Western District of Washington) the registration rights provided for herein.

     SECTION 1.     DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     "ADVICE" has the meaning set forth in Section 5.

     "AFFILIATE" means, with respect to any specified Person, any other Person who, directly or indirectly through one or more intermediaries, (a) controls, is controlled by, or is under common control with such specified Person, (b) serves as trustee or in a similar fiduciary capacity for such specified Person or
(c) acts as investment manager or adviser for such specified person.

     "BUSINESS DAY" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

     "CLASS A WARRANTS" means the Class A Warrants to purchase Common Stock held by the Holders.

     "CLASS B WARRANTS" means the Class B Warrants to purchase Common Stock held by the Holders.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON SHARES" means the shares of Common Stock held by the Holders.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

     "COMPANY" has the meaning set forth in the first paragraph hereof and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

     "CONTROLLING PERSONS" has the meaning set forth in Section 8(a).

     "EFFECTIVE DATE" has the meaning set forth in the first paragraph.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "HOLDER" means (a) each holder of a Class 4 Claim and/or Class 5 Interest under the Plan which, together with its Affiliates, directly or indirectly, beneficially owns in excess of ten percent (10%) of the issued and outstanding shares of Common Stock on the Effective Date, and (b) each Person to whom such holder transfers Registrable Securities if either (i) after giving effect to such transfer such Person (together with its Affiliates and together with any Persons who are members of a "group" (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) with such Person), directly or indirectly, beneficially owns ten percent (10%) or more of the issued and outstanding shares of Common Stock as of the date of such transfer, or (ii) such Person has not met with respect to such Registrable Securities the holding period requirement of Rule 144(k) promulgated under the Securities Act (or any successor provision).

     "HOLDERS' COUNSEL" means Goodwin, Procter & Hoar or any successor counsel selected by Holders of a majority in interest of the Registrable Securities.

     "INSPECTORS" has the meaning set forth in Section 4(m).

     "LOCK-UP REQUEST" has the meaning set forth in Section 10.

     "NASD" has the meaning set forth in Section 4(q).

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "PIGGY-BACK REGISTRATION" has the meaning set forth in Section 3(a).

     "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "QUALIFIED INVESTOR" means a Person who, pursuant to a transaction approved by the Company's Board of Directors (including a majority of the disinterested directors) acquires Common Stock (or securities convertible into Common Stock) representing at least thirty-five percent (35%) of the Common Stock issued and outstanding immediately following such transaction.

     "RECORDS" has the meaning set forth in Section 4(m).

     "REGISTRABLE SECURITIES" means, collectively, the Common Shares, the Warrants and the Warrant Shares until such time as such Registrable Securities are held by a Person who (a) (together with its Affiliates and together with any Persons who are members of a "group" (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) with such Person), directly or indirectly, beneficially owns less than ten percent (10%) of the issued and outstanding shares of Common Stock and (b) has met with respect to such Registrable Securities the holding period requirement of Rule 144(k) promulgated under the Securities Act or any successor provision).

     "REGISTRATION EXPENSES" has the meaning set forth in Section 7.

     "REGISTRATION STATEMENT" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Grant of Registration Rights (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "RULE 144A" has the meaning set forth in Section 9(b).

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "SHELF REGISTRATION" has the meaning set forth in Section 2(a).

     "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a).

     "SUSPENSION NOTICE" has the meaning set forth in Section 5.

     "SUSPENSION PERIOD" has the meaning set forth in Section 5.

     "TARGET EFFECTIVE DATE" means the date forty-five (45) days after the Effective Date.

     "TARGET EFFECTIVE PERIOD" has the meaning set forth in Section 2(a).

     "WARRANTS" means, collectively, the Class A Warrants and the Class B Warrants.

     "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants held by the Holders.

     SECTION 2.  SHELF REGISTRATION.

     (a) FILING; EFFECTIVENESS. If, as of the Target Effective Date, a shelf registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities (a "Shelf Registration") is not effective or the effectiveness thereof has been suspended, then the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be effective as soon as practicable. Once the Shelf Registration Statement is effective, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period (the "Target Effective Period") ending on the date on which no Registrable Securities are outstanding. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the registration form used by the Company for such Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment if required) by any Holder of Registrable Securities to which such Shelf Registration Statement relates, but only to the extent such request relates to information with respect to such Holder, and the Company agrees to furnish to each Holder, Holders' Counsel and any managing underwriter copies of any such supplement or amendment. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement no later than 10 Business Days prior to the expected effective date of such Shelf Registration Statement.

     (b)  LIQUIDATED DAMAGES.

          (i) If the Shelf Registration Statement has not been filed or is filed but has not become effective (other than as a result of the action or inaction of any Holder) on or before the Target Effective Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 500 Common Shares of (or in the case of any Warrant, per 500 Warrant Shares) per week beginning on the Target Effective Date. If the ineffectiveness of the Shelf Registration Statement shall not have been cured within 90 days after the Target Effective Date, the weekly liquidated damages shall increase to $.20 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares). If the ineffectiveness of the Shelf Registration Statement shall not have been cured within 180 days after the Target Effective Date, the weekly liquidated damages shall increase to $.30 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares).

          (ii) If during the Target Effective Period a stop order is imposed, for any other reason the effectiveness of the Shelf Registration Statement is suspended or there is a Suspension Period exceeding the length of time permitted by Section 5 hereof or not otherwise permitted by Section 5 hereof, then the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares) per week beginning on the date of such stop order, the date of such other suspension of effectiveness or the date on which such Suspension Period Failed to comply with Section 5 hereof, as the case may be. If the stop order, other suspension of effectiveness of the Shelf Registration Statement or excessive or impermissible Suspension Period shall not have been cured within 90 days after such stop order was imposed, the effectiveness of such Shelf Registration Statement was otherwise suspended or the Suspension Period failed to comply with Section 5 hereof, as the case may be, the weekly liquidated damages shall increase to $.20 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares). It the stop order, other suspension of effectiveness of the Shelf Registration Statement or excessive or impermissible Suspension Period shall not have been cured within 180 days after such stop order was imposed, the effectiveness of such Shelf Registration Statement was otherwise suspended or the Suspension Period failed to comply with
     Section 5 hereof, as the case may be, the weekly liquidated damages shall increase to per 500 Common Shares (or in the case of any Warrant, $.30 per 500 Warrant Shares).

          (iii)  The liquidated damages to be paid to Holders pursuant to this
     Section 2(b) shall begin to accrue on the date on which such liquidated damages are triggered as set forth above occurs and shall cease to accrue on (A) the day after the Shelf Registration Statement is declared effective, (B) the day after the reinstatement of effectiveness of the Shelf Registration Statement or (C) the day after any excessive or impermissible Suspension Period ends, as the case may be.

          (iv) The Registrable Securities with respect to which liquidated damages shall accrue and be payable in accordance with this Section 2(b) shall be those Registrable Securities held by the Holders which are included or proposed to be included in the Shelf Registration Statement and which have not been sold prior to the occurrence of the event triggering such liquidated damages. The Company shall pay the liquidated damages due with respect to any Registrable Securities at the end of each week during which such damages accrue. Liquidated damages shall be paid to the Holders of Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated in writing by such Holders or by check, if not so designated.

          (v) The parties hereto agree that the liquidated damages provided for in this Section 2(b) constitute a reasonable estimate of the damages that will be suffered by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be declared effective and/or remain effective, in accordance with this Grant of Registration Rights.

     (c) EFFECTIVE REGISTRATION. A registration will not be deemed to have been effected as a Shelf Registration unless the Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Grant of Registration Rights with respect thereto. If a Shelf Registration is deemed not to have been effected (other than as a result of the action or inaction of any Holder), then the Company shall continue to be obligated to effect a Shelf Registration pursuant to this Section 2.

     (d) SELECTION OF UNDERWRITER. If the Holders so elect, the offering of Registrable Securities pursuant to a Shelf Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Shelf Registration Statement shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 3.  PIGGY-BACK REGISTRATION.

     (a) REQUEST FOR REGISTRATION. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), and the form of registration statement to be used permits the registration of Registrable Securities, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as reasonably practicable (but in no event less than 30 days before the anticipated effective date), and such notice shall offer such Holders the opportunity to register such Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) within 20 days after the date such notice is received by such Holder from the Company (a "Piggy-Back Registration"). The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on substantially the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3 by giving written notice to the Company of such withdrawal no later than 10 Business Days prior to the anticipated effective date. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

     (b) REDUCTION OF OFFERING. If the managing underwriter or underwriters of an underwritten offering with respect to which Piggy-Back Registration has been requested as provided in Section 3(a) hereof shall have informed the Company, in writing, that in the opinion of such underwriter or underwriters the total number of shares which the Company, Holders of Registrable Securities and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering (including without limitation any material decrease in the proposed public offering price), then the number of shares to be offered for the account of all Persons (other than the Company and any executive officers of the Company) participating in such registration shall be reduced or limited (to zero if necessary) PRO RATA in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters; provided that if such registration is being effected pursuant to the exercise of demand registration rights by a Qualified Investor, then the number of shares to be offered for the account of all Persons (other than the Qualified Investor, the Company and any executive officers of the Company) participating in such registration shall be reduced or limited (to zero if necessary) PRO RATA in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

     No registration effected under this Section 3, and no failure to effect a registration under this Section 3 shall relieve the Company of its obligation to effect a Shelf Registration pursuant to Section 2 hereof. No failure to effect a registration under this Section 3 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Grant of Registration Rights, including without limitation, the Company's obligations under Sections 7 and 8 hereof.

     SECTION 4.  REGISTRATION PROCEDURES.

     In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Grant of Registration Rights, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as reasonably practicable, and in connection therewith:

          (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding for purposes of this Section 4(a) documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least 10 Business Days prior thereto, which documents will be subject to the reasonable review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Selling Holders of at least a majority in interest of the Registrable Securities (the "Objecting Party") shall reasonably object pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice") and no later than 5 Business Days after receipt of the documents to which the Objection Notice relates. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

           (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

          (c) The Company shall promptly furnish to any Holder and the underwriters, if any, without charge, such reasonable number of conformed copies of each Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

          (d) The Company shall, (i) on or prior to the date on which a Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder, Holders' Counsel or underwriter requests; (ii) do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder; and (iii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective in accordance with the provisions of this Grant of Registration Rights; PROVIDED, HOWEVER, that the Company shall not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (y) to file any general consent to service of process.

          (e) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

          (f) The Company shall promptly notify each Holder, Holders' Counsel and any underwriter in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Company shall make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days (90 days in the event it relates to a fiscal year) after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

          (h) The Company shall promptly use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

          (i) The Company shall, if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters reasonably requests, or Holders' Counsel reasonably requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

          (j) The Company shall, as promptly as practicable after filing with the Commission any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Holders.

          (k) The Company shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may reasonably request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

          (l) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters retained by the Holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities.

          (m) The Company shall promptly make available to each Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; PROVIDED that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this paragraph (1) if the Company believes, after consultation with counsel for the Company and counsel for the Holders, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) if either (i) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (ii) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions reasonably acceptable to the Company; and PROVIDED, FURTHER that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

          (n) In the case of any underwritten public offering, the Company shall furnish to each Holder and to each underwriter a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

          (o) The Company shall, on or prior to the effective date of any Registration Statement, cause the Common Stock to be authorized for quotation and/or listing, as applicable, on either (i) the New York Stock Exchange, (ii) the American Stock Exchange , (iii) the National Market System of the NASDAQ Stock Market or (iv) in the event that the Common Stock is not, following the exercise of reasonable best efforts by the Company, eligible for listing on any exchange or quotation system described in the preceding clauses (i), (ii) and (iii), such other exchange or quotation system for which the Common Stock is eligible for listing as a majority in interest of the Holders may approve, which approval shall not be unreasonably withheld.

          (p) The Company shall provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement.

          (q) The Company shall cooperate with each Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

          (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (s) The Company shall appoint a transfer agent and registrar for all the shares of Common Stock covered by a Registration Statement not later than the effective date of such Registration Statement.

          (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

     SECTION 5.  SUSPENSION PERIOD.

     In the case of a Shelf Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(f)(vi), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED, HOWEVER, that (w) the Company shall not give a Suspension Notice until after the Shelf Registration Statement has been declared effective, (x) the Company shall not give more than two Suspension Notices during any period of twelve consecutive months, (y) in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 4(f) (the "Suspension Period") exceed 45 days and (z) in no event shall the aggregate length of all Suspension Periods during any period of twelve consecutive months exceed 60 days. In the event that the Company shall give any Suspension Notice,
(i) the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable, (ii) the time periods for which a Shelf Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the Suspension Period and (iii) immediately following expiration of the Suspension Period, the Company shall, to the extent necessary, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.  HOLDER INFORMATION.

      If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right, to the extent permitted by law, to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

     SECTION 7.  REGISTRATION EXPENSES.

     Any and all expenses incident to the Company's performance of or compliance with this Grant of Registration Rights, including without limitation all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and reasonable expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of one counsel for all underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all reasonable expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Grant of Registration Rights, the fees and expenses incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any special audit or comfort letters) Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, the reasonable fees and disbursements of Holders' Counsel (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Registration Statement to which such expenses relate becomes effective PROVIDED, HOWEVER, that Registration Expenses shall not include underwriting fees, discounts or commissions attributable to the sale or disposition of Registrable Securities.

     SECTION 8.  INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any reasonable legal or other fees and expenses actually incurred in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for use therein.

     (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, its directors, officers, stockholder employee, agents, attorneys, and investment advisers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with its Controlling Person, from and against all Damages to which the Company and any such Controlling Persons may become subject under the Securities Act insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act (including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent that such Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for inclusion therein; PROVIDED, HOWEVER, that such selling Holder shall not be liable in any such case to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such selling Holder to the Company expressly for such purpose.

     (c) INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more legal defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a legal conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the reasonable expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which will not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent (which will not be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) CONTRIBUTION. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

     If indemnification is available under paragraph (a) or (b) of this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

     The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     SECTION 9.

     (a) RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (b) RULE 144A. Upon the request of any Holder, the Company shall deliver to such holder within 20 days following receipt by the Company of such request, the information required by Section (d)(4) of Rule 144A under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A.


     SECTION 10. MISCELLANEOUS.

     (a) AMENDMENTS AND WAIVERS. The provisions of this Grant of Registration Rights, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority in interest of the Registrable Securities then outstanding.

     (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid or courier to any Holder, at such Holder's address as set forth in the Company's books or, if to the Company, to Lamonts Apparel, Inc., 12413 Willows Road N.E., Kirkland, WA 98034 (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

     (c) SUCCESSORS AND ASSIGNS. This Grant of Registration Rights shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities. If any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Grant of Registration Rights, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits hereof.

     (d) HEADINGS. The headings in this Grant of Registration Rights are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (e) GOVERNING LAW. This Grant of Registration Rights shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     (f) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     (g) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Grant of Registration Rights or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees and expenses in addition to any other available remedy.

     (h) FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Grant of Registration Rights and the transactions contemplated hereby.

     (i) REMEDIES. Except as provided in Section 2 hereof with respect to liquidated damages, in the event of a breach or a threatened breach by the Company of its obligations under this Grant of Registration Rights, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Grant of Registration Rights or to injunctive relief, in addition to being entitled to exercise all rights granted by law. Except as otherwise provided in Section 2 hereof with respect to liquidated damages, the parties agree that the provisions of this Grant of Registration Rights shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, is inadequate and that any objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     (j) REGISTRATION RIGHTS TO OTHERS. The Company shall not provide to any holder of its securities (other than a Qualified Investor) registration rights with respect to the registration of such securities under the Securities Act; provided that the Company may grant "piggyback" registration rights which are not senior in priority to the rights of Holders of Registrable Securities pursuant to Section 3 hereof.

     (m) LIMITATION OF LIABILITY. The Company hereby acknowledges and agrees that the obligations of this Grant of Registration Rights are not binding upon any of the partners, trustees, officers, employees, beneficiaries or shareholders of any Holder individually, but are binding only upon the assets and property of such Holder. The Company agrees that no beneficiary, employee, shareholder, trustee or officer of any Holder may be held personally liable or responsible for any obligations of such Holder arising out of this Grant of Registration Rights. With respect to obligations of any such Holder arising out of this Grant of Registration Rights, the Company shall look for payment or satisfaction of any claim solely to the assets and property of such Holder.
With respect to any Holder which is a portfolio of a Massachusetts business trust, the Company is expressly put on notice that the rights and obligations of each series of shares of such Holder under its Declaration of Trust are separate and distinct from those of any and all other series. Each Holder hereby acknowledges and agrees that the obligations of the Company under this Grant of Registration Rights are not binding upon any of the directors, employees, officers or shareholders of the Company individually, and that no such person may be held personally liable or responsible for any obligations of the Company arising out of this Grant of Registration Rights.


                  [Remainder of Page Intentionally Left Blank]

                                     TAB 7

                          EMPLOYEE STOCK OPTION PLAN

                              LAMONTS APPAREL, INC.
                             1996 STOCK OPTION PLAN

                              LAMONTS APPAREL, INC.
                             1996 STOCK OPTION PLAN


Section                                                                     Page
-------                                                                     ----


       1.   Purpose; Grants of Options; Construction . . . . . . . . . . .   1

       2.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   1

       3.   Administration . . . . . . . . . . . . . . . . . . . . . . . .   6

       4.   Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . .   7

       5.   Stock Subject to the Plan. . . . . . . . . . . . . . . . . . .   8

       6.   Specific Terms of Options. . . . . . . . . . . . . . . . . . .   9

       7.   Change in Control Provisions . . . . . . . . . . . . . . . . .  11

       8.   Loan Provisions. . . . . . . . . . . . . . . . . . . . . . . .  11

       9.   General Provisions . . . . . . . . . . . . . . . . . . . . . .  11

                              LAMONTS APPAREL, INC.
                             1996 STOCK OPTION PLAN

          1.   PURPOSE; TYPES OF OPTIONS; CONSTRUCTION.

          The 1996 Stock Option Plan (the "Plan") of Lamonts Apparel, Inc. (the "Company") is adopted pursuant to the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on ___________________, 1997, and shall be effective as of the "Effective Date" as defined in the Reorganization Plan. The purpose of the Plan is to afford an incentive to selected employees, consultants and directors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, nonqualified stock options may be granted under the Plan. The Plan also provides the authority to make loans to purchase Stock Option shares. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section
207) regarding the purchase of shares on margin and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

          2.   DEFINITIONS.

          For purposes of the Plan, the following terms shall be defined as set forth below:

               (a) "Affiliate" means any entity if, at the time of granting of an Option or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

               (b) "Aggregate Equity Trading Value" shall have the meaning set forth in the Warrant Agreement.

               (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

               (d)  "Board" means the Board of Directors of the Company.

               (e) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock or (D) as a result of the exercise of warrants issued under the Warrant Agreement), becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                    (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of Section 2(e)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
          (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

               (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (g) "Committee" means the Board or the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

               (h) "Company" means Lamonts Apparel, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

               (j) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

               (k) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

               (l) "NQSO" means any Option that is designated as a nonqualified stock option.

               (m) "Option" means a right, granted to an Optionee under Section 6, to purchase shares of Stock.

               (n) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

               (o) "Optionee" means a person who, as an employee or consultant of the Company, a Subsidiary or an Affiliate, has been granted an Option under the Plan.

               (p) "Plan" means this Lamonts Apparel, Inc. 1996 Stock Option Plan, as amended from time to time.

               (q) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

               (r) "Stock" means shares of the common stock, par value $.01 per share, of the Company.

               (s) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

               (t) "Warrant Agreement" means that certain Warrant Agreement, dated as of _____________, 1997, between the Company and ______________, as
Warrant Agent, adopted pursuant to the Reorganization Plan.

          3.   ADMINISTRATION.

          The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan or the Reorganization Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and make Loans; to determine the persons to whom and the time or times at which Options shall be granted and Loans shall be made; to determine number of Options to be granted and the amount of any Loan, the number of shares of Stock to which an Option may relate and the terms, conditions and performance criteria (if any) relating to any Loan; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Option or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpreta-tions of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any shareholder.

          No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted or Loan made hereunder.

          4.   ELIGIBILITY.

          Options and Loans may be granted to selected employees, consultants and directors (including directors who are employees of the Company) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee, but subject to the requirements of the Reorganization Plan.
In determining the persons to whom Options and Loans shall be granted and the amount of any Loan (including the number of shares and exercise price to be covered by such Option), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

          5.   STOCK SUBJECT TO THE PLAN.

          The number of shares of Stock reserved for the grant of Options under the Plan shall be 1,375,000 shares of Stock, subject to adjustment as provided herein, of which 1,000,000 shall be distributed in accordance with the Employment Agreements (as defined below) and 375,000 shares shall be reserved for the grant of Options under the Plan if, and to the extent, the Committee determines that such reservation of additional shares is in the best interest of the Company. Such shares may, in whole or in part, be authorized but unissued shares of Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

          If any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as are reasonably necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the grant or exercise price relating to any Option.

          Without limiting the foregoing, (a) on the first date on which the Aggregate Equity Trading Value equals or exceed $20,000,000, the number of shares of Stock issuable under each outstanding Option shall be multiplied by 1.244814, without any change in the aggregate exercise price relating to such Option and (b) on the first date on which the Aggregate Equity Trading Value equals or exceed $25,000,000, the number of shares of Stock issuable in under each outstanding Option (as adjusted) shall be further multiplied by 1.071428342, without any change in the aggregate exercise price relating to such Option; PROVIDED, however, that the foregoing adjustments shall not be made with respect to the Options to purchase the additional 375,000 shares of stock which may be granted in accordance with Section 5.

          6.   SPECIFIC TERMS OF OPTIONS.

               (a) GENERAL. The term of each Option shall be for such period as may be determined by the Committee. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Notwithstanding anything to the contrary contained herein, and without any effect resulting from subsequent amendments to the Plan in accordance with Section 9(d) hereof, Options to purchase 1,000,000 shares shall be granted as set forth on Exhibit A hereto and otherwise in accordance with the terms of those certain employment agreements between each of Messrs. Schlesinger and Rothschild and the Company in effect on the Effective Date (the "Employment Agreements").

               (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value (based on the Fair Market Value of such Stock) equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

               (c) TERM AND EXERCISABILITY OF OPTIONS. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; PROVIDED THAT the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

               (d) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Optionee is then a director of, in the employ of, or then maintains a consulting relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT the Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

               (e) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

          7.   CHANGE IN CONTROL PROVISIONS.  In the event of a Change of
Control:

               (a) any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

               (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Option granted under the Plan shall lapse and such Options shall be deemed fully vested, and any performance conditions imposed with respect to Options shall be deemed to be fully achieved.

          8. LOAN PROVISIONS. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations including, but not limited to, the requirements of Regulation G (12 C.F.R. Section 207), the Committee shall have the authority to make Loans to Optionees (on such terms and conditions as the Committee shall determine), to enable such Optionees to purchase shares issuable upon the exercise of Options. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

          9.   GENERAL PROVISIONS.

               (a) NONTRANSFERABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

               (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Option granted or Loan made or any Option Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as a consultant of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment or consulting relationship.

               (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the

Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

               (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED THAT, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option or Loan theretofore granted under the Plan or the Reorganization Plan.

               (e) NO RIGHTS TO OPTIONS OR LOANS; NO SHAREHOLDER RIGHTS. No Optionee shall have any claim to be granted any Option or Loan under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to him for such shares.

               (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Optionee pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

               (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

               (h)  REGULATIONS AND OTHER APPROVALS.

                    (I) The obligation of the Company to sell or deliver Stock with respect to any Option granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                    (II) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no such Option shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                    (III) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Optionee is acquired for investment only and not with a view to distribution.

               (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

               (j) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall take effect on the Effective Date.

                                                                       EXHIBIT A


--------------------------------------------------------------------------------
       NAME                 OPTIONS               VESTING
                            GRANTED
--------------------------------------------------------------------------------
 Alan R. Schlesinger        600,000          50% on the Effective Date; 25% on
                                             the first anniversary of the
                                             Effective Date; and 25% on the
                                             second anniversary of the Effective
                                             Date.
--------------------------------------------------------------------------------
 Loren R. Rothschild        150,000          50% on the Effective Date; and 50%
                                             on the first anniversary of the
                                             Effective Date.
--------------------------------------------------------------------------------
 Other employees*           250,000          To be determined
--------------------------------------------------------------------------------
 Total                      1,000,000
--------------------------------------------------------------------------------

*To be granted to employees of the Company (other than Messrs. Rothschild and Schlesinger) from time to time, in such amounts and subject to such terms, as management of the Company shall determine.

     The above options shall have an initial exercise price of $1.00 per share, subject to adjustment to prevent dilution upon exercise of the Warrants, and a term of ten years.

                                     TAB 8

                           GORDIAN WARRANT AGREEMENT

                                WARRANT AGREEMENT


    WARRANT AGREEMENT, dated as of ___________, between Lamonts Apparel, Inc. (the "Company"), and Gordian Group, L.P. ("Gordian") with respect to the Company's issuance of warrants (the "Warrants") to purchase shares (the "Warrant Shares") of the Company's common stock (the "Common Stock"). This Warrant Agreement is adopted pursuant to the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on ________________, 1997, and shall be effective as of the "Effective Date" as defined in the Reorganization Plan.

    Section 1.     CERTAIN DEFINITIONS.  For the purposes of this Agreement,

    (a) "CLOSING PRICE" means (i) the closing sales price per share on the national securities exchange on which the common stock is principally traded, or (ii) if the shares are then traded in an over-the-counter market, the average of the closing bid and asked prices on such market, or (iii) if the shares are not then traded on the national securities exchange or in an over-the-counter market, then such value as Lamont's Board of Directors shall in good faith reasonably determine; if Gordian disagrees with such determination, then an investment banking firm shall be mutually agreed upon, engaged and compensated by Lamonts for a definitive valuation of the Normalized Share Price (as hereinafter defined).

    (b) "COMMON STOCK" means (i) the class of stock designated as the common stock of the Company on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates (as defined herein) shall, in the event of an adjustment pursuant to Section 8 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

    (c) "EXERCISE PERIOD" means the period during which the Warrants may be exercised.

    Section 2.     FORM OF WARRANT CERTIFICATE; PURCHASE PRICE.

    2.1 The certificate(s) evidencing the Warrants (the "Warrant Certificates") (and the forms of election to purchase Warrant Shares and of assignment of Warrants to be printed on the reverse thereof) shall be substantially in the form attached hereto as Exhibit A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

    2.2 Each Warrant shall entitle the holder thereof to purchase one Warrant Share upon the exercise thereof at the applicable Exercise Price (as defined in Section 3 hereof) subject to adjustment as provided in Section 8 hereof during the time period specified in Section 3 hereof; PROVIDED, HOWEVER, that the Warrants are exercisable only for whole shares; cash will be paid in lieu of fractional shares in accordance with Section 3.3. The Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, attested by the manual or facsimile signature of the present or future Secretary or Assistant Secretary of the Company. Warrants shall be dated as of the date of their initial issuance.

    Section 3.     DURATION AND EXERCISE OF WARRANTS.

    3.1 (a) The Warrants may be exercised at any time on or after the date of their issuance and, subject to earlier expiration pursuant to Section 10, will expire at 5:00 p.m., New York time, on the fifth anniversary of the date hereof (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall terminate and the Warrants shall become void.

    (b) Subject to the provisions of this Agreement, the registered holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) one fully paid and nonassessable Warrant Share (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Agreement), at the exercise price per Warrant Share in lawful money of the United States of America (such exercise price per Warrant Share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon
(i) surrender of the Warrant Certificates to the Company, and (ii) payment, in lawful money of the United States of America, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. The Warrants may be exercised for all or some of the Warrant Shares. The number of shares for which the warrants will be exercisable in the aggregate will be equal to $200,000 divided by the "Normalized Share Price" defined below. The Exercise Price will be initially set equal to the Normalized Share Price. The Normalized Share Price will be set equal to the average closing price of the common stock for the 45 trading days commencing 45 calendar days following the Effective Date of the Reorganization Plan.
The Exercise Price payable upon exercise of Warrants may at the option of the holder be paid in cash, certified check or money order payable to the order of the Company. Except as provided in Section 8 hereof, no adjustment shall be made for any dividends on any share of Common Stock issuable upon exercise of a Warrant. Upon surrender of a Warrant Certificate, and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrant and in such name or names and in such per share amounts as such registered holder may reasonably designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrant, together with cash in respect of any fraction of a Warrant Share issuable upon such surrender.

    (c) Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 4 hereof) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

    3.2 The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for only part of the number of Warrants specified in the Warrant Certificate. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised before 5:00 p.m., New York time, on the Expiration Date, a new Warrant Certificate, duly executed by the company, will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered.

    3.3 No fractional shares of Common Stock shall be issued to any holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such holder, the Company will pay to such holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

    3.4 The number of Warrant Shares to be received upon the exercise of a Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

    Section 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the original issuance of the Warrants and of the shares of Common Stock issuable upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to (a) pay any tax which may be payable in respect to any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder of such Warrant at the time of surrender.

    Section 5. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the number of Warrant Shares purchasable upon exercise of the Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

    Section 6. RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. The Company shall at all times reserve for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of the Company from time to time issuable upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on transfer imposed under federal or state securities laws) and free and clear of all preemptive rights. The Company is hereby irrevocably authorized to requisition from time to time from the Company's transfer agent stock certificates issuable upon exercise of outstanding Warrants. All Warrants surrendered upon exercise shall be canceled by the Company and shall thereafter be delivered to the Company or otherwise disposed of in a manner satisfactory to the Company. The Company shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any shares of Common Stock.

    Section 7. RIGHTS OF WARRANT CERTIFICATE HOLDER. The holder of any Warrant Certificate or Warrant shall not, by virtue thereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the holder are limited to those expressed in this Agreement.

    Section 8. ANTIDILUTION PROVISIONS. The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant will be subject to change or adjustment as follows:

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If at any time after the date of the issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

    (b) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of the issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant will be appropriately decreased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

    (c) SPECIAL DIVIDENDS. If (other than in a dissolution or liquidation) securities of the Company (other than shares of Common Stock) or assets (other than cash dividends payable out of retained earnings or out of any amounts legally available for dividends under the laws of the State of Delaware) are issued by way of a dividend on outstanding shares of Common Stock, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the Closing Price on such record date less the then fair market value as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock, and the denominator of which shall be such Closing Price. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

    (d) RIGHTS OFFERING. If the Company at any time after the date of issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into Common Stock), in any such case, at a price per share (or having a conversion price per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors of the Company) of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities, is less than the Closing Price on the date of such issuance or sale or on such record date, then, immediately after the date of such issuance or sale or on such record date, as the case may be, the number of shares to be delivered upon exercise of the Warrants shall be appropriately increased so that each holder thereafter, during the Exercise Period, will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Closing Price.

    (e) NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price in accordance with the provisions of paragraph (a) or (b) of this Section 8 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

    (f)  READJUSTMENTS, ETC.  If an adjustment is made under paragraph (a),
(b), (c) or (d) of this Section 8, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

    (g) Neither the issuance not the exercise of options under the Company's 1996 Stock Option Plan or the Class A Warrants or the Class B Warrants, in each case adopted pursuant to the Reorganization Plan, shall result in an adjustment to the exercise price or the number of shares issuable upon the exercise of the Warrants issued hereunder.

    Section 9. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrants or the Exercise Price is adjusted as required by the provisions of this Agreement, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted number of Warrant Shares that may be purchased upon exercise of the Warrants and the adjusted Exercise Price, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder of any Warrant. The Company shall, forthwith after each such adjustment, cause a copy of such certificate to be mailed to the holder of any Warrant.

    Section 10. NOTICE OF CERTAIN EVENTS. At any time before the last day of the Exercise Period, in the event:

    (a) the Company authorizes the issuance to all holders of the Common Stock of rights, options or warrants to subscribe for or purchase shares or of convertible or exchangeable securities; or

    (b) the Company authorizes the distribution to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings or out of amounts legally available for distribution under the laws of the State of Delaware); or

    (c) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or any other consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change in the outstanding Common Stock) or of the sale, lease or other transfer of all or substantially all of the assets of the Company; or

    (d) of the voluntary or involuntary dissolution or winding-up of the Company;

then the Company will cause to be mailed to the registered holder of any Warrant, at least 10 days before the applicable record or effective date, as the case may be, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such capital reorganization or reclassification of Common Stock, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, such that the holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up (the "Entitlement Date").

    Section 11. SUCCESSORS. All covenants and provisions of this Agreement by or for the benefit of the Company or the holders of the Warrants shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

    Section 12. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York time, on the Expiration Date or on such earlier date upon which all Warrants have been exercised.

    Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

    Section 14. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    Section 15. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of any Warrants in order to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which do not adversely affect the interests of the holders of Warrants.

    Any other supplement or amendment to this Agreement may be made with the written consent of the Company and the affirmative vote or the written consent of holders holding not less than two-thirds in interest of the then outstanding Warrants; PROVIDED, HOWEVER, that, except as expressly provided herein, this Agreement may not be amended to change (a) the Exercise Price,
(b) the Exercise Period, (c) the number or type of securities to be issued upon the exercise of the Warrants, or (d) the provisions of this Section 15, without the consent of each holder of the Warrants.

    Section 16. NOTICES. Any notice pursuant to this Agreement to be given by the registered holder of any Warrant to the Company shall be sufficiently given if sent by first-class mail, postage pre-paid, as follows:

                                 Lamonts Apparel, Inc.
                                 12413 Willows Road N.E.
                                 Kirkland, WA 98034
                                 Attn: ____________________________


    Section 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the registered holders of the Warrant Certificates, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

    Section 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    Section 19. EXEMPTION FROM REGISTRATION OF WARRANTS AND WARRANT SHARES. The Reorganization Plan will provide that the Warrants and the Warrant Shares will be issued in accordance with the securities law exemption of section 1145 of the Bankruptcy Code of 1978, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date written above.

                                       LAMONTS APPAREL, INC.


                                       By: ________________________________

                                       Name:_______________________________

                                       Title: _____________________________

Attest:


By: ________________________________

Name:_______________________________

Title: _____________________________


                                       GORDIAN GROUP, L.P.



                                       By: ________________________________

                                       Name:_______________________________

                                       Title: _____________________________

Attest:


By: ________________________________

Name:_______________________________

Title: _____________________________